TIMET ANNOUNCES THE OPENING OF A NEW EUROPEAN SERVICE & DISTRIBUTION FACILITY IN FRANCE

DALLAS, TEXAS . . . March 28, 2012 . . . Titanium Metals Corporation (“TIMET”) (NYSE:TIE) announces the opening of a new European Service & Distribution (ESD) facility located in Ugine, France.  This new facility will operate as the central distribution hub for TIMET’s expanding presence in Europe which includes titanium mill and melt operations in France, England, and Wales as well as an industrial fabrication facility in Italy.

The ESD will include a multi lingual customer service center-of-excellence and will house the largest and most diverse titanium mill product inventory in Europe with a versatile range of technical specifications supporting both international standards and customer specific requirements from key aerospace OEMs.  Customers will benefit from a wide range of services including cutting technologies, such as water jet cutting, and a variety of other value added and supply chain programs.  The ESD is ideally positioned to support the growing requirements for titanium in the aerospace, medical, and industrial markets.

The opening ceremony last week was attended by Hervé Gaymard, Savoie General Council President; Frank Lombard, Mayor of Ugine; and nearly 100 customers.  On behalf of Safran group, Denis Vercherin, Senior Vice-President for Industry commented during the keynote address: “We have a long term relationship with the TIMET group worldwide and specifically in France, recognizing TIMET product quality and innovation. We look forward to strengthening this business relationship with the increased level of service that TIMET will bring to the Safran group through this new facility, aiming at simplifying our supply chain management.”

Jim Buch, TIMET Executive Vice President, noted “The opening of ESD is indicative of TIMET’s continuing commitment to exceptional service.  As an integral element of TIMET’s capacity, product and technology expansions at our European and North American plants, the addition of the ESD to TIMET’s capabilities will ensure TIMET continues to be prepared to respond to our customers’ growing needs.”

The statements contained in this release that are not historical fact are forward-looking statements that represent TIMET management’s beliefs and assumptions based on currently available information.  Forward-looking statements can generally be identified by the use of words such as “believes,” “intends,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects” or comparable terminology or by discussions of strategies or trends.  Although TIMET believes that the expectations reflected in such forward-looking statements are reasonable, it does not know if these expectations will prove to be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results.  Actual future results could differ materially from those described in such forward-looking statements, and TIMET disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release, including risks and uncertainties in those portions referenced above and those described from time to time in our other filings with the SEC which include, but are not limited to:

•	the cyclicality of the commercial aerospace industry;
•	the performance of TIMET’s customers, TIMET’s vendors and TIMET under long-term agreements;
•	the existence or renewal of certain long-term agreements;
•	the difficulty in forecasting demand for titanium products;
•	global economic, financial and political conditions;
•	global productive capacity for titanium;
•	changes in product pricing and costs;
•	the impact of long-term contracts with vendors on TIMET’s ability to reduce or increase supply;
•	the possibility of labor disruptions;
•	fluctuations in currency exchange rates;
•	fluctuations in the market price of marketable securities;
•	uncertainties associated with new product or new market development;
•	the availability of raw materials and services;
•	changes in raw material prices and other operating costs (including energy costs);
•	possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts;
•	possible disruption of business or increases in the cost of doing business resulting from natural disasters or other accidents impacting TIMET, TIMET’s customers or TIMET’s vendors;
•	competitive products and strategies; and
•	other risks and uncertainties.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products.  Information on TIMET is available on its website at www.timet.com.

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